UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 2010

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

WASHINGTON	0-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
2009 Subsequent Event — Settlement of RealDVD Litigation
     On March 1, 2010, RealNetworks, Inc. (the “Company” or “RealNetworks”) entered into a settlement agreement resolving the litigation involving its RealDVD product, as more specifically described in Item 7.01 of this report. Under the terms of the settlement agreement, the Company is obligated to pay $4.5 million to certain other parties in the litigation. In accordance with U.S. generally accepted accounting principles, the Company is required to recognize this subsequent event in its 2009 fiscal year results since it related to conditions that existed at the balance sheet date of December 31, 2009. As a result, the Company’s financial results for the quarter and year ended December 31, 2009, which were set forth in the Company’s earnings release issued on February 11, 2010 and furnished to the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated February 11, 2010, are being revised to reflect the subsequent event. The revised condensed consolidated financial statements are set forth in Exhibit 99.1 attached to this report.
      Key highlights of the Company’s revised condensed consolidated financial statements for the quarter and year ended December 31, 2009 as changed from the financial results announced by the Company on February 11, 2010 include the following:
Fourth Quarter ended December 31, 2009
•	Operating expenses of $110.2 million, changed from $105.7 million

•	Net loss per share of ($0.14), changed from ($0.11)

•	Adjusted EBITDA excluding impairments of $8.4 million, changed from $12.9 million
Full Year ended December 31, 2009
•	Operating expenses of $577.4 million, changed from $572.9 million

•	Net loss per share of ($1.64), changed from $(1.60)

•	Adjusted EBITDA excluding impairments of $35.2 million, changed from $39.7 million
     To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in Exhibit 99.1 attached to this report, the Company also discloses certain non-GAAP financial measures, including adjusted EBITDA excluding impairments, adjusted EBITDA, adjusted EBITDA excluding impairments by reporting segment, adjusted cost of revenue and adjusted operating expenses, which management believes provide investors with useful information. In the financial statements included in Exhibit 99.1 attached to this report, the Company has included reconciliations of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA, to adjusted EBITDA excluding impairments, and to adjusted EBITDA excluding impairments by reporting segment; GAAP cost of revenue to adjusted cost of revenue; and GAAP operating expenses to adjusted operating expenses for the relevant periods. Additional information regarding the inclusion of non-GAAP financial measures in certain of the Company’s public disclosures, including in this report and in the financial information included in Exhibit 99.1 attached to this report, is included as Exhibit 99.2 attached to this report.
     The information in Item 2.02 of this Form 8-K is intended to be furnished to the Securities and Exchange Commission (“SEC”). This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.
     On March 1, 2010, the Company entered into a settlement agreement with Disney Enterprises, Inc., Walt Disney Pictures, Paramount Pictures Corp., Sony Pictures Entertainment, Inc., Sony Pictures Television, Inc. Twentieth Century Fox Film Corp., NBC Universal, Inc., Universal City Studios Production LLLP, Universal City Studios LLLP, Warner Bros. Entertainment, Inc., Columbia Pictures Industries, Inc., and Viacom, Inc. (collectively, the “Studios”) and the DVD Copy Control Association (“DVD CCA”) with respect to litigation involving the Company’s RealDVD product (the “RealDVD Litigation”). Under the terms of the settlement agreement, RealNetworks is obligated to pay $4.5 million to the Studios for the Studios’ fees and costs in connection with the RealDVD Litigation. In addition, the Company agreed to the terms of a consent judgment, as entered by the District Court in the Northern District of California on March 3, 2010, which, among other things, permanently enjoins the Company from distributing or offering RealDVD or any other technology, product, service, or device that enables the duplication of, redistribution of, or unauthorized access to, copyrighted content protected by the Content Scramble System or technologies known as ARccOS or RipGuard. Prior to the entry of the consent judgment, the Company was subject to a preliminary injunction entered on August 11, 2009 that enjoined the Company from selling or otherwise distributing RealDVD to the public. All claims and counterclaims in the RealDVD Litigation, including the Company’s claims of breach of federal antitrust laws against the Studios, were either resolved by the consent judgment or dismissed with prejudice, and the Company will withdraw its appeal to the U.S. Court of Appeals for the Ninth Circuit relating to the preliminary injunction.
     On March 3, 2010 the Company issued a press release announcing the settlement of the RealDVD Litigation, a copy of which is included as Exhibit 99.3 attached to this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
99.1	Unaudited Condensed Consolidated Financial Statements and Supplementary Schedules of RealNetworks, Inc., at and as of December 31, 2009 and 2008

99.2	Information Regarding Non-GAAP Financial Measures

99.3	Press Release issued by RealNetworks, Inc. dated March 3, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.
By:	/s/ Michael Eggers
Michael Eggers
Senior Vice President, Chief Financial Officer and Treasurer

Dated: March 3, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Condensed Consolidated Financial Statements and Supplementary Schedules of RealNetworks, Inc., at and as of December 31, 2009 and 2008

99.2	Information Regarding Non-GAAP Financial Measures

99.3	Press Release issued by RealNetworks, Inc. dated March 3, 2010